UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2019

GREENSKY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38506	82-2135346
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5565 Glenridge Connector, Suite 700 Atlanta, Georgia (Address of principal executive offices)	30342 (Zip Code)

Registrant’s telephone number, including area code: (678) 264-6105

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02                               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2019, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of GreenSky, Inc. (the “Company”) adopted the GreenSky, Inc. Annual Incentive Plan (the “Incentive Plan”), effective as of January 1, 2019.  The Incentive Plan is designed to reward Company employees, including executive officers, if specified performance goals are achieved, so as to encourage the creation of stockholder value by establishing a direct link between achievement of specified performance goals and the incentive compensation of eligible Company employees.

Designated employees of the Company and its Affiliates (as defined in the Incentive Plan) are eligible to earn annual bonuses based on the attainment of previously-established performance goals during the applicable performance period.  The Compensation Committee, as the administrator of the Incentive Plan, has the discretion to select the employees who are eligible to participate in the Incentive Plan, establish the performance goals upon which bonuses may be based and the target and other amounts that may become payable if the applicable performance goals are achieved.  Performance goals may be based upon business criteria relating to the Company and its Affiliates, the individual participants, teams or other business units, or a combination thereof.  A participant’s potential bonus award will be determined by a formula, by multiplying the participant’s target bonus (as a percentage of the participant’s annual base salary) by the relevant bonus multipliers (determined based upon the performance goals achieved for the performance period).  At the end of each performance period, the Compensation Committee will determine the extent to which the applicable performance goals were achieved or exceeded and the actual award payments to be made, although the Compensation Committee retains the discretion to determine amounts to be paid to individual participants that may be greater or less than the formula result.

The Compensation Committee will administer the Incentive Plan generally, although the Compensation Committee has delegated to certain officers of the Company the authority to administer the Incentive Plan for eligible employees of the Company and its Affiliates other than members of the Company’s senior executive group.  Bonus awards will be payable no later than the 15th day of the third month immediately following the end of the applicable performance period, and generally the participant must be employed on the date of payment to receive the bonus award.  Payments under the Incentive Plan are subject generally to the Company’s compensation recoupment policies and any restrictive covenants that apply to the participant.

The Compensation Committee may terminate or amend the Incentive Plan; provided, however, that, on or after a change in control, no amendment or termination may change any eligibility for participation, or any Eligible Executives’ other rights, under the Incentive Plan in any way that would adversely affect any annual bonus amount for any performance period in which the amendment or termination is to be effective or any prior performance period.

The foregoing description of the Incentive Plan is qualified in its entirety by reference to the full text of the GreenSky, Inc. Annual Incentive Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.03                               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 31, 2019, the Board adopted an amendment and restatement of the Company’s Bylaws (the “Amended and Restated Bylaws”), which became effective immediately upon adoption.  The amendment and restatement added language to expressly allow for a virtual meeting of stockholders by means of remote communication and made corresponding procedural updates.

The foregoing description of the amendment and restatement is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01                               Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws of GreenSky, Inc. (Effective as of January 31, 2019)
10.1	GreenSky, Inc. Annual Incentive Plan (Effective as of January 1, 2019)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENSKY, INC.

Date: February 6, 2019	By:	/s/ Robert Partlow
Name: Robert Partlow
Title: Executive Vice President and Chief Financial Officer